EXECUTION COPY

                                                             EXHIBIT A
                                                             TO
                                                             SECURITIES PURCHASE
                                                             AGREEMENT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITIES ISSUED OR ISSUABLE IN RESPECT HEREOF, BY CONVERSION OR OTHERWISE) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS THE CORPORATION IS PROVIDED WITH REASONABLE ASSURANCES THAT THE SECURITIES WERE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


                                                 NO.______          $___________

           6%, 7% AND 8% CONVERTIBLE DEBENTURE DUE SEPTEMBER 30, 2002


        THIS  CONVERTIBLE   DEBENTURE  (this  "DEBENTURE")  is  one  of  a  duly
authorized issue of Debentures of Palomar Medical Technologies, Inc. a corporation duly organized and existing under the laws of the State of Delaware and having its principal address at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "CORPORATION"), designated as its 6%, 7% and 8% Convertible Debentures Due September 30, 2002 in an aggregate principal amount not exceeding Seven Million U.S. Dollars (U.S. $7,000,000) (the "DEBENTURES").

        FOR VALUE RECEIVED, the Corporation promises to pay to ______________________, at the address specified in the Debenture Register (as hereinafter defined), the holder hereof, or its order (the "HOLDER"), the principal sum of ______________________ United States Dollars (U.S. $_______), or such lesser principal sum as is then outstanding hereunder, on September 30, 2002 (the "MATURITY DATE") and to pay interest on the principal sum outstanding under this Debenture (i) at the rate of 6% per annum during the period beginning on the Closing Date (as hereinafter defined) and ending on the date which is one hundred seventy nine (179) days after the Closing Date, (ii) at the rate of 7% per annum during the period beginning on the date which is one hundred eighty
(180) days after the Closing Date and ending on the date which is two hundred sixty nine (269) days after the Closing Date and (iii) at the rate of 8% per annum thereafter. Interest shall be due and payable in arrears on the Maturity Date or, if earlier, on the Conversion Date (as hereinafter defined) and shall be calculated based on a 360 day year of twelve equal months. Accrual of interest shall commence on the date hereof and shall continue daily until payment in full of the principal sum has been made. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Corporation regarding registration and transfers of the Debentures (the "DEBENTURE REGISTER"); provided, however, that the Corporation's obligation to a transferee of this Debenture arises only if the transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Purchase Agreement, dated as of September 30, 1997, between the Corporation and the original Holder (as amended from time to time and in effect, the "SECURITIES PURCHASE AGREEMENT"). The Corporation shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws as evidenced by an opinion of counsel of the Corporation to the reasonable satisfaction of the Holder. The principal of and interest on this Debenture are payable only in United States Dollars at the address last appearing on the Debenture Register of the Corporation as designated in writing by the Holder hereof from time to time. Subject to the conversion hereof, in whole or in part, on or before the Maturity Date pursuant to Article II hereof, the Corporation will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, to the Holder of this Debenture as of the tenth
(10th) day prior to the Maturity Date, and addressed to such Holder at the last address appearing on the Debenture Register.

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        This Debenture is subject to the following additional provisions:

                             I. CERTAIN DEFINITIONS

        For purposes of this Debenture, the following terms shall have the following meanings:

        A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding Debentures if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers chosen by the Holder for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding Debentures, with the costs of such appraisal to be borne by the Corporation.

        B. "CLOSING DATE" means the Closing Date under that certain Securities Purchase Agreement dated September 30, 1997 by and among the Corporation and the initial purchasers of the Debentures (the "SECURITIES PURCHASE AGREEMENT").

        C. "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Corporation.

        D. "CONVERSION DATE" means, for any Optional Conversion, the date specified in the notice of optional conversion in the form attached hereto (the "NOTICE OF OPTIONAL CONVERSION"), so long as the copy of the Notice of Optional Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Optional Conversion. If the Notice of Optional Conversion is not so delivered before such time, then the Conversion Date shall be the date the Holder delivers the Notice of Optional Conversion to the Corporation. In the case of any Mandatory Conversion, the "Conversion Date" shall mean the date specified in a written notice (the "NOTICE OF MANDATORY CONVERSION") delivered by the Corporation to the Holder, so long as the Notice of Mandatory Conversion is faxed (or delivered by other means resulting in notice) to the Holder before Midnight, New York City time, not later than the 20th trading day preceding such specified date. If the Notice of Mandatory Conversion is not so delivered before such time, then the Conversion Date shall be the 20th trading day following the date the Corporation delivers the Notice of Mandatory Conversion to the Holder. As used herein, a "TRADING DAY" shall mean any day on which the Nasdaq Stock Market (or the national securities exchange or automated quotation system on which the Common Stock is then traded) is open for business, whether or not shares of Common Stock are traded on such day.

        E. "CONVERSION PRICE" means, as of any date of determination, the average of the Closing Bid Prices for the Common Stock for ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustments for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

        F. "OUTSTANDING AMOUNT " means, as of any date, the principal amount then outstanding under this Debenture and all accrued but unpaid interest thereon.

                                 II. CONVERSION

        A. Conversion at the Option of the Holder; Conversion at the Option of the Corporation. Subject to the limitations on conversions contained in Subparagraphs (i) and (ii) of Paragraph C of this Article II and in subparagraph
(i) of Article V.C, all or any portion of the Outstanding Amount may, at any time and from time to time from and after the Closing Date, be converted at the option of the Holder (an "OPTIONAL CONVERSION") into a number of fully paid and nonassessable shares of Common Stock equal to the Outstanding Amount divided by the Conversion Price then in effect. Subject to the limitations on conversions contained in Subparagraph (iii) of Paragraph C of this Article II, beginning on the date which is one (1) year after the Closing Date, all or any portion of the Outstanding Amount may be converted at the option of the Corporation (a "MANDATORY CONVERSION") into a number of fully paid and nonassessable shares of Common Stock equal to the Outstanding Amount divided by the Conversion Price then in effect, provided that the Closing Bid Price for the Common Stock on each of the twenty (20) consecutive trading days immediately preceding the date of the Notice of Mandatory Conversion is equal to or greater than the Closing Bid Price for the Common Stock on the Closing Date.

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

        B. Mechanics of Conversion. In order to convert this Debenture into shares of Common Stock pursuant to an Optional Conversion, the Holder shall: (x) deliver (by facsimile or otherwise) a copy of the fully executed Notice of Optional Conversion to the Corporation and (y) surrender or cause to be surrendered this Debenture along with a copy of the Notice of Optional Conversion as soon as practicable thereafter to the Corporation. At the request of the Holder and upon receipt by the Corporation of a facsimile copy of a Notice of Optional Conversion from the Holder, the Corporation shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Optional Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. In order to convert this Debenture into shares of Common Stock pursuant to a Mandatory Conversion, the Corporation shall deliver (by facsimile or otherwise) a copy of the fully executed Notice of Mandatory Conversion to the Holder, which notice shall specify the Outstanding Amount to be converted. Promptly following receipt of a Notice of Mandatory Conversion, the Holder shall surrender or cause to be surrendered this Debenture as soon as practicable to the Corporation. The Corporation shall not be obligated to issue shares of Common Stock issuable upon any Optional Conversion or Mandatory Conversion unless either this Debenture is delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed (subject to the requirements of Article IX.A).

                (i) Delivery of Common Stock Upon Conversion. The Corporation shall, within one trading day after the later of (a) the second trading day following the Conversion Date in the case of DWAC deliveries and the third trading day following the Conversion Date in all other cases and
        (b) the date of surrender of this Debenture (or, in case this Debenture is lost, stolen or destroyed, the date on which indemnity pursuant to
        Article IX.A is provided) (the "DELIVERY PERIOD"), issue and deliver to or upon the order of the Holder (x) that number of shares of Common Stock issuable upon conversion of the Outstanding Amount being converted and (y) a new Debenture representing the Outstanding Amount not being converted, if any.

                (ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Debenture.

                (iii) No Fractional Shares. If any conversion of this Debenture would result in the issuance of either a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the closest whole number of shares.

                (iv) Status as Stockholder. Upon the Conversion Date, the Outstanding Amount being converted shall be deemed converted into shares of Common Stock as of the Conversion Date and the Holder's rights as a holder of the Outstanding Amount being converted shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Debenture (including its right to regain its status as a Holder pursuant to Article IV.E).

                (v) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit, at its sole cost, the disputed calculations to its outside accountant via facsimile within two
        (2) trading days of receipt of the Notice of Optional Conversion. The accountant shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) trading days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

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         C.  Limitations  on  Conversions.

                (i) In no event shall the Holder be entitled to receive shares of Common Stock upon an Optional Conversion to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of this Debenture or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of this Debenture with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause
        (i) above. The provisions of this subparagraph shall terminate upon delivery by the Holder of a Mandatory Prepayment Notice. The Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Corporation in connection with a particular conversion without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock.

                (ii) During any thirty (30) day period ending prior to the earlier of (a) that date which is two hundred and nine (209) days after the Closing Date and (b) that date (if any) that the Corporation delivers an Optional Prepayment Notice (as defined below) to the Holder pursuant to clause (b) of subparagraph (i) of Article V.C, the Holder may not effect an Optional Conversion with respect to more than thirty-three percent (33%) of the original principal amount of this Debenture (and the accrued but unpaid interest thereon); provided, however, if the Holder has already converted sixty-six percent (66%) of such original principal amount, the Holder may convert the remaining thirty-four percent (34%) of the original principal amount of this Debenture (and the accrued but unpaid interest thereon) in the next succeeding thirty (30) day period or thereafter.

                (iii) The Corporation may not effect a Mandatory Conversion pursuant to this Article II unless, on the date of the Notice of Mandatory Conversion and on the date of delivery of such Conversion Shares, (a) a registration statement under the Securities Act of 1933, as amended, covering the resale of the Common Stock issuable upon conversion of this Debenture is in effect which names the Holder as a selling stockholder; (b) the Corporation has reserved the number of shares of Common Stock required by Article III; (c) the Corporation has paid in full any liquidated damages hereunder; and (d) the Holder has not, prior to such date, delivered a Mandatory Prepayment Notice to the Corporation.

                   III. RESERVATION OF SHARES OF COMMON STOCK

        The Corporation shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Debentures in accordance with their terms.

                       IV. FAILURE TO SATISFY CONVERSIONS

        A. Conversion Default Payments. If, at any time, (x) the Holder submits a Notice of Optional Conversion and the Corporation fails for any reason to deliver, on or prior to the first trading day following the expiration of the Delivery Period for such conversion, the shares of Common Stock to which the Holder is entitled upon such conversion in the manner required hereunder and under the Purchase Agreement, or (y) the Corporation provides notice to any holder of the Debentures at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of the Debentures (each of (x) and (y) being a "CONVERSION DEFAULT"), then the Corporation shall pay to the Holder payments for the first ten (10) trading days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) trading days of any other Conversion Default, an amount equal to $1,000 per day. In the event any Conversion Default continues beyond such ten (10) trading day period, the Holder shall be entitled to interest on the Outstanding Amount at a rate per annum equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law from the expiration of the ten (10) trading day period described above through and including the Default Cure Date. In addition, upon the occurrence of any Conversion Default, the Holder may, by written notice to the Corporation, elect to revoke any Optional Conversion and obtain the return of the unconverted Debenture. As used herein, the "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full
Outstanding Amount requested to be converted and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to honor conversions of the Debentures in accordance with their terms.

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        The  payments  to which the Holder  shall be  entitled  pursuant to this
Paragraph A are referred to herein as "CONVERSION DEFAULT PAYMENTS" and shall be liquidated damages and not penalties. The Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the Conversion Price in effect at the time of such conversion. In the event the Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article IX.D. In the event the Holder elects to convert all or any portion of the Conversion Default Payments, the Holder shall indicate on a Notice of Optional Conversion such portion of the Conversion Default Payments which the Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article II.

        B. Adjustment to Conversion Price. If the Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) trading day after the expiration of the Delivery Period with respect to a conversion of this Debenture for any reason, then the Conversion Price in respect of this Debenture shall thereafter be the lesser of (i) the Conversion Price on the Conversion Date specified in the Notice of Optional Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the Holder. If there shall occur a Conversion Default of the type described in clause (y) of Article IV.A, then the Conversion Price with respect to any conversion thereafter shall be the lower of (x) the lowest Conversion Price in effect at any time during the period beginning on, and following, the date of the occurrence of such Conversion Default through and including the Default Cure Date and (y) the Conversion Price on the Conversion Date specified in the Notice of Optional Conversion for this Debenture. The Conversion Price shall thereafter be subject to further adjustment for any events described in Article VI.

        C. Buy-In Cure. If (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to the Holder upon a conversion of this Debenture having a Conversion Date on or prior to a date upon which the Corporation has notified the Holder in writing that the Corporation is unable to honor conversions and (ii) after the applicable Delivery Period with respect to such conversion, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares of Common Stock which the Holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay the Holder (in addition to any other remedies available to the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the portion of the Outstanding Amount resulting in the Buy-In. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of a total Outstanding Amount of $10,000, the Corporation will be required to pay the Holder $1,000. The Holder shall provide the Corporation written notification indicating any amounts payable to the Holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article IX.D.

        D. Mandatory Prepayment Right. If the Corporation fails, and such failure continues uncured for five (5) trading days after the Corporation has been notified thereof in writing by the Holder, for any reason to issue shares of Common Stock within ten (10) trading days after the expiration of the Delivery Period with respect to any conversion of this Debenture, then the Holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Mandatory Prepayment Notice (as defined in Article V.B) to the Corporation, to demand payment by the Corporation in cash of all or any portion of the Outstanding Amount. If the Corporation fails to make such payment within five (5) trading days after its receipt of a Mandatory Prepayment Notice, then the Holder shall be entitled to the remedies provided in Article V.B.

        E. Retention of Rights as Debenture Holder. If the Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) trading day after the expiration of the Delivery Period with respect to a conversion of this Debenture for any reason, then the Corporation shall, as soon as practicable, return this Debenture to the Holder and (unless the Holder otherwise elects to retain its status as a holder of Common Stock) the Holder shall regain the rights of a holder of this Debenture. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Paragraph A above to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Paragraph B above) for the Corporation's failure to convert this Debenture.

                       V. PREPAYMENT DUE TO CERTAIN EVENTS

        A. Mandatory Prepayment. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "MANDATORY PREPAYMENT EVENT"):

                (i) the Common Stock (including all of the shares of Common Stock issuable upon conversion of this Debenture) is suspended from trading on any of, or is not listed or designated for quotation (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ Small Cap Market ("NASDAQ") for an aggregate of five (5) full trading days in any nine (9) month period,

                (ii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement, dated as of September 30, 1997, by and among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), has not been declared effective by the 180th day following the Closing Date or such Registration Statement, after being declared effective, cannot be utilized by the Holder for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days in any consecutive twelve month period as a result of (x) the inclusion in the prospectus contained in such Registration Statement of an untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
        (y) the issuance of any stop order or other suspension of effectiveness of such Registration Statement.

                (iii) the Corporation fails, and any such failure continues uncured for five (5) trading days after the Corporation has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement,

                (iv) the Corporation provides notice to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of said Debentures upon conversion in accordance with the terms thereof,

                (v) the Corporation shall:

                        (a) sell,  convey or dispose of all or substantially all
                of its assets;

                        (b) merge,  consolidate  or engage in any other business
                combination with any other entity (other than a merger, consolidation or business combination in which the holders of the Corporation's voting securities immediately preceding such merger, consolidation or business combination own, on a pro rata basis, at least 50% of the surviving entity's voting securities); or

                        (c) have fifty percent (50%) or more of the voting power
                of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended),

                (vi) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding,

                (vii) the Corporation shall fail to comply in any material respect with the agreements and covenants contained in the Purchase Agreement, the Registration Rights Agreement or this Debenture (including without limitation a failure to comply with its conversion obligations hereunder), which failure continues uncured for a period of ten (10) days following delivery of written notice thereof by the Holder to the Corporation,

                (viii) the Corporation shall fail to pay when due any amount due hereunder free of any claim of subordination, or

                (ix) the Corporation shall be prohibited from complying with its conversion obligations hereunder by reason of any stockholder approval requirements of NASDAQ,

then, upon the occurrence of any such Mandatory Prepayment Event, the Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Mandatory Prepayment Notice (as defined in Paragraph B below) to the Corporation while such Mandatory Prepayment Event continues, to require the Corporation to pay in cash any or all of the Outstanding Amount. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv), (v), (vii) and (ix) above shall immediately constitute a Mandatory Prepayment Event and there shall be no cure period.

        B. Mandatory Prepayment Defaults. If, within five (5) trading days of the Corporation's receipt of a notice from the Holder identifying a Mandatory Prepayment Event that has occurred and requiring the Corporation to pay any or all of the Outstanding Amount (a "MANDATORY PREPAYMENT NOTICE"), the Corporation fails to pay to the Holder the Outstanding Amount specified in the Mandatory Prepayment Notice, the Holder (i) shall be entitled to interest on such Outstanding Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law from the date of the Mandatory Prepayment Notice until the date of payment hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article II) all or any portion of such Outstanding Amount into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Mandatory Prepayment Notice and ending on the Conversion Date with respect to the conversion of such Outstanding Amount. In the event the Corporation is not able to pay all of the Debentures subject to Mandatory Prepayment Notices, the Corporation shall pay the Debentures pro rata, based on the total Outstanding Amount under the Debentures included by each holder in the Mandatory Prepayment Notice relative to the total Outstanding Amount under the Debentures in all of the Mandatory Prepayment Notices.

        C. Optional Prepayment.

                (i) At any time (a) on or before that date which is six (6) months after the Closing Date or (b) on or after that date which is one
        (1) year after the Closing Date, the Corporation shall have the right to prepay ("OPTIONAL PREPAYMENT") all or any portion of the Outstanding Amount, provided, however, that any such prepayment shall be subject to concurrent payment of a premium (the "OPTIONAL PREPAYMENT PREMIUM") and all other amounts owing hereunder. An Optional Prepayment shall be made by the Corporation in its sole discretion by delivery of an Optional Prepayment Notice (as defined below). In the case of an Optional
        Prepayment during the period described in clause (a) of this subparagraph, the Optional Prepayment Premium shall be in an amount equal to seven and one half percent (7 1/2%) of the principal amount being prepaid and the Holder's right to effect an Optional Conversion shall terminate upon receipt of an Optional Prepayment Notice. In the case of an Optional Prepayment during the period described in clause (b) of this subparagraph, the Optional Prepayment Premium shall be in an amount equal to ten percent (10%) of the principal amount being prepaid and the Holder may convert all or any part of the Outstanding Amount into Common Stock by delivering a Notice of Optional Conversion to the Corporation at any time prior to that date which is ten (10) trading days after receipt of an Optional Prepayment Notice.

                (ii) The  Corporation  shall effect each  prepayment  under this
        Section VIII.B by giving at least twenty (20) trading days' prior written notice (the "OPTIONAL PREPAYMENT NOTICE") of the date on which such prepayment is to be made (the "OPTIONAL PREPAYMENT DATE") and the Outstanding Amount to be prepaid to the Holder at the address and facsimile number of the Holder appearing in the Debenture Register, which Optional Prepayment Notice shall be deemed to have been delivered on the trading day after the Corporation's fax (with a copy sent by overnight courier) of such notice to the Holder. The Corporation shall pay the Outstanding Amount specified in the Optional Prepayment Notice, together with the applicable Optional Prepayment Premium, to the Holder on the Optional Prepayment Date. The Corporation may not attempt to deliver an Optional Prepayment Notice if it has previously received a Mandatory Prepayment Notice.

                (iii) If the Corporation fails to pay, when due and owing, any portion of the Outstanding Amount or the Optional Prepayment Premium in accordance with an Optional Prepayment Notice, then the Holder shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of paragraph A of Article II) any or all of the Outstanding Amount which is the subject of such prepayment into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Optional Prepayment Notice and ending on the earlier of the date the Corporation effects such prepayment in full and the date of the Holder's notice of conversion.

                     VI. ADJUSTMENTS TO THE CONVERSION PRICE

        The Conversion Price shall be subject to adjustment from time to time as follows:

        A.  Adjustment Due to Major  Announcement.  In the event the Corporation
(i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) of this Paragraph A is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Abandonment Date (as defined below), be equal to the lesser of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Conversion Date. From and after the Abandonment Date, the Conversion Price shall be determined as set forth in Article I.E. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this Paragraph A has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Paragraph A to become operative.

        B. Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture is outstanding, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable (without giving effect to any limitations upon conversion imposed by Article II.C), such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion (without giving effect to any limitations upon conversion imposed by Article II.C) had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph B unless (i) the Holder has received written notice of such transaction at least ten (10) days prior thereto, but in any event on or before the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph B. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the Debentures outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

        C. Purchase Rights. If at any time when this Debenture is outstanding, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE Rights") pro rata to the record holders of any class of Common Stock, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without giving effect to any limitations upon conversion imposed by Article II.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        D. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

                               VII. NOTICE RIGHTS

        The Corporation shall provide the Holder, at its request, with copies of proxy materials and other information sent to shareholders. If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holder, on or before the record date specified therein (or ten (10) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

                           VIII. PROTECTION PROVISIONS

        So long as this Debenture is outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then Outstanding Amount under all Debentures:

        (a) adversely alter or change the rights, preferences or privileges of the Debentures; or

        (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Debentures.



                                IX. MISCELLANEOUS

        A. Lost or Stolen Debentures. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of this Debenture and
(ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Debenture, the Corporation shall execute and deliver a new Debenture of like tenor and date. However, the Corporation shall not be obligated to reissue this Debenture if the Holder contemporaneously requests the Corporation to convert this Debenture.

        B. [Intentionally omitted.]

        C. Statements of Available Shares. So long as this Debenture is outstanding, the Corporation shall deliver to the Holder a written report notifying it of any occurrence which prohibits the Corporation from issuing Common Stock upon any conversion. In addition, the Corporation shall provide, within ten (10) days after delivery to the Corporation of a written request by the Holder, any of the following information as of the date of such request: (i) the total Outstanding Amount under all Debentures, (ii) the total number of shares of Common Stock issued upon all prior conversions of the Debentures, and
(iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Debentures.

        D. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to the Holder under this Debenture (as a Conversion Default Payment, upon Mandatory or Optional Prepayment or otherwise), such cash payment shall be made within five (5) trading days after delivery by the Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) trading day period, the Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest rate permitted by applicable law until such amount is paid in full to the Holder. This provision shall not operate to add any additional grace or cure period to any grace or cure period expressly set for in this Debenture.

        E. Remedies Cumulative. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Debenture. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        F. Obligations Absolute. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

        G. Waivers of Demand, Etc. The Corporation hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        H. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

        I. Entire Agreement; Amendments. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Corporation and the Holder with respect to the subject hereof and, except as specifically set forth herein or therein, neither the Corporation nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. Any provision of this Debenture may be waived or amended only by an instrument in writing signed by the Corporation and by all holders of the then Outstanding Amount under all of the Debentures.

        J. Assignment, Etc. The Holder may, subject to compliance with the Securities Purchase Agreement and the Registration Rights Agreement, without prior notice, transfer or assign this Debenture or any interest herein (but in no event in an amount less than $100,000 in Outstanding Amount or, if less than $100,000, the total Outstanding Amount hereof) and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof, and each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to so transfer or assign its interest. Each such assignee, transferee and mortgagee shall have all of the rights and obligations of the Holder under this Debenture. The Corporation agrees that, subject to compliance with the Securities Purchase Agreement and the Registration Rights Agreement, after receipt by the Corporation of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Corporation and its successors and shall inure to the benefit of the Holder and its successors and assigns. The Corporation may not transfer or assign its obligation under this Debenture without the consent of the Holder; provided, however, that a merger, consolidation or similar business combination of the Corporation or the sale of all or substantially all of the assets of the Corporation shall not constitute a transfer or assignment.

        K. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

        L. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the party by facsimile, Federal Express or other such expedited means to said party at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail, when actually received by the party to whom it is addressed. Copies of all notices to the Corporation shall be sent to Paul S. Weiner, Director of Finance of the Corporation, and to the attention of the General Counsel of the Corporation. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

        M. Choice of Law and Venue. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Corporation irrevocably consents to the jurisdiction of the United States federal courts located in the County of Kent in the State of Delaware in any suit or proceeding based on or arising under this Debenture and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any suit or proceeding arising hereunder. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

        N. Usury Laws. In no event shall any provision of this Debenture be deemed to permit the Holder to receive any payment, whether of interest or otherwise, to the extent that such payment would be prohibited under any applicable usury law or similar law regarding the rates of interest legally chargeable or collectible hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


        IN WITNESS WHEREOF, this Debenture is executed on behalf of the Corporation as of the 30th day of September, 1997.


                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



                                               By:

                          NOTICE OF OPTIONAL CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debenture)

The undersigned hereby elects to convert $____________ in Outstanding Amount (the "CONVERSION"), under that certain 6%, 7% and 8% Convertible Debenture Due September 30, 2002 the ("DEBENTURE") into shares of common stock ("COMMON STOCK") of Palomar Medical Technologies, Inc. (the "CORPORATION") according to the conditions of the Debenture, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The Debenture (or evidence of loss, theft or destruction thereof) is attached hereto.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debenture shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                           Date of Conversion:_________________________________

                           Applicable Conversion Price:________________________

                           Amount   of    Conversion    Default
                           Payments to be Converted, if any:___________________

                           Number of Shares of
                           Common Stock to be Issued:__________________________

                           By:_________________________________________________
                           Name:_______________________________________________
                           Title:______________________________________________

                           (Must be exactly as appears on the Debenture)

                           Name:_______________________________________________

                           Address:____________________________________________
                           Social Security or
                           Federal Tax I.D. Number:____________________________

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